Exhibit (a)(16)

Hi, everyone-

I wanted to take a moment to update you on the latest developments with our company that all you might be reading about in the news.

As you know, QXO has launched a so-called “tender offer.”

In asking Beacon shareholders to “tender” their shares, this means that QXO is asking shareholders to deliver their shares to QXO, so that QXO can subsequently buy the shares from the shareholders.

To be clear, QXO is looking to buy all the shares of the Company in order to control the Company.

Last week, our Board of Directors issued a press release and other documents strongly urging the Company’s shareholders to reject the offer and to not tender their shares to QXO.

In the press release and other communications, our Board laid out reasons why it believes shareholders should not tender their shares to QXO.

Our Board believes that the offer significantly undervalues the Company based on our prospects for growth and value creation.

In other words, the Board believes that shareholders will have better returns if they continue to hold their stock.

In addition, QXO announced that it nominated directors for election to our Board at the Company’s 2025 annual meeting of shareholders. Shareholders have a right to do this. Even though QXO purchased only 100 shares of Beacon, they are now allowed to nominate directors.

What QXO wants is to replace directors on our current Board, at the upcoming annual meeting, with director candidates handpicked by QXO.

This is known as a proxy contest, and this action appears to be an attempt to pressure our Board into selling the company.

As for next steps, our Board will evaluate QXO’s nominees and present its recommendation to shareholders in the Company’s upcoming proxy statement.

The proxy statement is a document that public companies like Beacon are required to provide shareholders so they can make decisions about topics raised during the annual meeting.

For those interested in learning more, we have a website — BeaconBuildsValue.com — where you can find more information.

While I know this situation has been creating noise, it is important that all of us at Beacon remain focused on continuing to do what we do best — putting customers at the center of our business and giving them great service every single day.

Our company’s continued strong performance is the result of your hard work and strong execution, and it’s no surprise that there would be interest in us.

We have built a valuable company, and our Board and management team are committed to building value for shareholders. I also care deeply for all of you and the impact this has on you is not lost on us.

Please know that I am committed to keeping you all informed, to the extent possible, as we move ahead either via video or e-mail.

I’m very proud of what we’ve built together. Thank you for all that you do to live our mission and values.

Take care.

Forward-Looking Statements

This communication contains statements that may constitute forward-looking statements. These statements include, but are not limited to: statements related to the Company’s views and expectations regarding the unsolicited tender offer (the “Offer”) from QXO, Inc. (“QXO”); any statements relating to the plans, strategies and objectives of management or the Company’s Board for future operations and activities; any statements concerning the expected development, performance, market share or competitive performance relating to products or services; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on the Company and its financial performance; and any statements of assumptions underlying any of the foregoing. Forward-looking statements can be identified by the fact that they do not relate strictly to historic or current facts and often use words such as “anticipate,” “estimate,” “expect,” “believe,” “will likely result,” “outlook,” “project” and other words and expressions of similar meaning. Investors are cautioned not to place undue reliance on forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but not limited to, those set forth in the “Risk Factors” section of the Company’s Form 10-K for the fiscal year ended December 31, 2023 and subsequent filings with the U.S. Securities and Exchange Commission (the “SEC”). In addition, actual results may differ materially from those indicated in any forward-looking statements as the result of: factors relating to the Offer, including actions taken by QXO in connection with the Offer, actions taken by the Company or its stockholders in respect of the Offer, and the effects of the Offer, or the completion or failure to complete the Offer, on the Company’s businesses, or other developments involving QXO; product shortages; changes in supplier pricing and rebates; inability to identify acquisition targets or close acquisitions; difficulty integrating acquired businesses; inability to identify new markets or successfully open new locations; catastrophic safety incidents; cyclicality and seasonality; IT failures or interruptions, including as a result of cybersecurity incidents; goodwill or intangible asset impairments; disruptions in the capital and credit markets; debt leverage; loss of key talent; labor disputes; and regulatory risks. The Company may not succeed in addressing these and other risks. Consequently, all forward-looking statements in this communication are qualified by the factors, risks and uncertainties referenced above and readers are cautioned not to place undue reliance on forward-looking statements. In addition, the forward-looking statements included in this communication represent the Company’s views as of the date of this communication and these views could change. However, while the Company may elect to update these forward-looking statements at some point, the Company specifically disclaims any obligation to do so, other than as required by federal securities laws. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this communication.

Important Information for Investors and Stockholders

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. The Company has filed a solicitation/recommendation statement on Schedule 14D-9 with the SEC. Any solicitation/recommendation statement filed by the Company that is required to be mailed to stockholders will be mailed to stockholders. THE COMPANY’S INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S SOLICITATION/RECOMMENDATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a copy of the solicitation/recommendation statement on Schedule 14D-9, any amendments or supplements thereto and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge by clicking the “SEC Filings” link in the “Financials & Presentations” section of the Company’s website, https://ir.beaconroofingsupply.com/, or by contacting Binit.Sanghvi@becn.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Important Additional Information

The Company intends to file a proxy statement on Schedule 14A, an accompanying BLUE proxy card, and other relevant documents with the SEC in connection with such solicitation of proxies from the Company’s stockholders for the Company’s 2025 Annual Meeting of Stockholders. THE COMPANY’S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING BLUE PROXY CARD, AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and

stockholders may obtain a copy of the definitive proxy statement, an accompanying BLUE proxy card, any amendments or supplements to the definitive proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge by clicking the “SEC Filings” link in the “Financials & Presentations” section of the Company’s website, https://ir.beaconroofingsupply.com/.

Participants in the Solicitation

The Company, each of its independent directors (Stuart A. Randle, Barbara G. Fast, Alan Gershenhorn, Melanie M. Hart, Racquel H. Mason, Robert M. McLaughlin, Earl Newsome, Jr., Neil S. Novich, and Douglas L. Young) and certain of its executive officers (Julian Francis, President & Chief Executive Officer and Prithvi Gandhi, Executive Vice President & Chief Financial Officer) are deemed to be “participants” (as defined in Schedule 14A under the Exchange Act of 1934, as amended) in the solicitation of proxies from the Company’s stockholders in connection with matters to be considered at the Company’s 2025 Annual Meeting of Stockholders. Information about the names of the Company’s directors and officers, their respective interests in the Company by security holdings or otherwise, and their respective compensation is set forth in the sections entitled “Information About our Nominees,” “Compensation of Directors,” “Information on Executive Compensation” and “Stock Ownership” of the Company’s Proxy Statement on Schedule 14A in connection with the 2024 Annual Meeting of Stockholders, filed with the SEC on April 3, 2024 (available here), the Company’s Annual Report on Form 10-K filed with the SEC on February 28, 2024 (available here) and the Company’s Current Report on Form 8-K filed with the SEC on April 23, 2024 (available here). Supplemental information regarding the participants’ holdings of the Company’s securities can be found in SEC filings on Statements of Change in Ownership on Form 4 filed with the SEC on May 28, 2024 and May 17, 2024 for Mr. Randle (available here and here); May 17, 2024 for Ms. Fast (available here); May 17, 2024 for Mr. Gershenhorn (available here); May 17, 2024 for Ms. Hart (available here); May 17, 2024 for Ms. Mason (available here); May 17, 2024 for Mr. McLaughlin (available here); May 17, 2024 for Mr. Newsome (available here); May 17, 2024 for Mr. Novich (available here); May 17, 2024 for Mr. Young (available here); May 22, 2024 for Mr. Francis (available here); and August 8, 2024 and May 21, 2024 for Mr. Gandhi (available here and here). Such filings are also available on the Company’s website at https://ir.beaconroofingsupply.com/financials-and-presentations/sec-filings.